Exhibit 10.7
SUBORDINATION AGREEMENT
September 9, 2005
KeyBank National Association
101 Federal Street
Boston, Massachusetts 02110
Attention: Mr. John J. Murphy,
                  Vice President
Re: Hines REIT Properties, L.P. Revolving Credit Facility
Ladies and Gentlemen:
          Reference is hereby made to the Credit Agreement, dated as of September 9, 2005 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Hines REIT Properties, L.P., a Delaware limited partnership, as borrower (“Borrower”), KeyBank National Association, a national banking association, as agent (“Agent”) for itself and such other lenders from time to time party thereto (collectively, the “Lenders”), and the Lenders. All capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.
          The undersigned, Hines Interests Limited Partnership (“HILP”) and Hines Advisors Limited Partnership (“Advisor”), have in the past and may in the future pay, or cause one of more of their affiliates to pay, certain organizational and offering expenses and general and administrative costs for the benefit of Borrower for which they are entitled, subject to certain conditions, to be reimbursed by Borrower (collectively, the “Reimbursables”). The Reimbursables are shown as a liability on the Borrower’s consolidated balance sheet as the line item “due to affiliates.” In order for the Reimbursables to not be considered “Funded Debt” for purposes of the Credit Agreement and the other Credit Documents, HILP and Advisor hereby agree as follows for the benefit of Agent and the Lenders:
          Each of Borrower, Advisor and HILP hereby covenants and agrees that Advisor’s and HILP’s respective right to receive payment of the Reimbursables shall be subject and subordinate in right of payment, in accordance with the provisions of this Subordination Agreement (this “Agreement”), to the prior indefeasible payment in full in cash of all of the Borrower Obligations; provided that so long as no such Borrower Obligations which are due are unsatisfied and no Event of Default has occurred and is continuing or would exist after giving effect thereto, Borrower shall be permitted to pay and Advisor and HILP shall be entitled to receive, payments in respect of the Reimbursables.
          1. In the event that, notwithstanding the provisions of this Agreement, Advisor and/or HILP shall have received any payment in respect of the Reimbursables from Borrower in an amount or at a time prohibited under this Agreement, then and in any such event, such payment shall be received and held in trust for the benefit of Agent and shall forthwith be paid over or delivered (duly endorsed, if appropriate) to Agent, to the extent necessary to pay all of the Borrower Obligations then due and payable and not paid by Borrower.
          2. Nothing contained in this Agreement is intended to or shall impair, as between Borrower and Advisor or Borrower and HILP, any obligations of Borrower to make payments in respect of the Reimbursables to Advisor or HILP or any of their affiliates, as the case may be, as and when the same shall become due and payable.
          3. This Agreement shall be binding upon Borrower, Advisor and HILP and their respective successors and assigns and shall inure to the benefit of and be enforceable by Borrower. This Agreement shall also be enforceable by Agent and its successors and assigns. Each of Borrower, Advisor and HILP represents and warrants to Agent that (i) it has the power and authority to enter into and perform its obligations under this Agreement, (ii) its entering into and performing its obligations under this Agreement have been duly authorized by all necessary action, and (iii) this Agreement constitutes the legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.
          4. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.
          5. This Agreement may not be amended, nor may any provision hereof be waived, except in a writing executed and delivered by Borrower, Advisor, HILP and Agent.
          6. This Agreement may be executed in separate counterparts and by different parties hereto on different counterparts (telecopy of an executed signature page hereof having the same effect as manual delivery of a signed counterpart hereof), each of which shall constitute an original, but all of which, when taken together, shall constitute but one Agreement.
          7. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          8. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.
          9. This Agreement shall terminate on the date on which the Commitments shall have terminated and all Borrower Obligations shall have been fully and indefeasibly paid in cash.
[Signature Page Follows.]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

HINES REIT PROPERTIES, L.P.

By:	Hines Real Estate Investment Trust, Inc., its General Partner

By:
Name:
Title:

HINES ADVISORS LIMITED PARTNERSHIP

By:	Hines Advisors GP LLC, its General Partner

By:
Name:
Title:

HINES INTERESTS LIMITED PARTNERSHIP

By:	Hines Holdings, Inc., its General Partner

By:
Name:
Title:

ACCEPTED AND AGREED TO:

KEYBANK NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:
Signature Page to Subordination Agreement